Green & Company, CPA’s
A PCAOB Registered Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1, of our audit report dated December 23, 2014 relative to the financial statements of My Active Date, Inc. as of September 30, 2014 and for the period beginning at inception (February 26, 2014) though September 30, 2014.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ Green & Company CPA’s

Green & Company CPA’s

Tampa, Florida

January 2, 2015

10320 N 56th Street, Suite 330	Tampa, FL 33617	813.606.4388